EXHIBIT 1

                               INDEX TO EXHIBITS

EXHIBIT NO.                   DESCRIPTION                   MANNER OF FILING

5.1 Opinion of Andrew C. Becher, Senior Vice President and General Counsel, Cal Dive International, Inc., as to the legality of Common Stock of the Company (filed electronically herewith)

23.1  Consent of Arthur Andersen LLP (filed electronically herewith)

23.2 Consent of Andrew C. Becher, Senior Vice President and General Counsel, Cal Dive International, Inc. (included in Exhibit 5.1)

24.1 Power of Attorney (included on signature page and filed electronically herewith)

99.1  Amended 1995 Incentive Compensation Plan (filed electronically herewith)

                                      7